EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b) UNDER

THE SECURITIES EXCHANGE ACT OF 1934 AND SECTION 1350 OF

CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

Each of the undersigned, Shai Lustgarten and Neev Nissenson, certifies pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) this quarterly report on Form 10-Q for the quarter ended March 31, 2021 of OMNIQ Corp. (the “Company”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2021

/s/ Shai Lustgarten
Shai Lustgarten,
Chief Executive Officer

/s/ Neev Nissenson
Neev Nissenson
Chief Financial Officer